Exhibit 99.1

C&F FINANCIAL CORPORATION

Thursday, April 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO

(804) 843-2360

C&F Financial Corporation

Announces First Quarter Earnings

West Point, Va., April 30, 2009—C&F Financial Corporation (NASDAQ: CFFI), the one-bank holding company for C&F Bank, today reported net income of $1.51 million for its first quarter ended March 31, 2009, compared with $1.43 million for the first quarter of 2008. Net income available to common shareholders for the first quarter of 2009 was $1.25 million, or 41 cents per common share assuming dilution, compared with $1.43 million or 46 cents per common share assuming dilution, for the first quarter of 2008. The difference between reported net income and net income available to common shareholders in the first quarter of 2009 is a result of the preferred stock dividends and amortization of the warrants, which are not available to common shareholders, related to the corporation’s participation in the Capital Purchase Program. The preferred stock and warrants were issued in the first quarter of 2009 and, therefore, did not impact the first quarter of 2008.

For the first quarter of 2009, on an annualized basis, the corporation’s return on average common equity was 7.60 percent and its return on average assets was 0.56 percent, compared to an 8.73 percent return on average common equity and a 0.73 percent return on average assets for the first quarter of 2008. The decline in these measures resulted from lower earnings available to common shareholders in the first quarter of 2009, coupled with asset growth.

“Our first quarter 2009 earnings of $1.5 million showed a slight improvement over the first quarter of 2008 as the lower interest rate environment this year has

C&F FINANCIAL CORPORATION

Thursday, April 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO

(804) 843-2360

spurred loan production at our mortgage company and resulted in a higher net interest margin at our finance company,” said Larry Dillon, president and chief executive officer of C&F Financial Corporation. “These favorable aspects of our first quarter performance offset the lower earnings at our retail bank, which were principally a result of the effect of margin compression on net interest income, lower fee income, higher expenses associated with nonaccrual loans and foreclosed properties for which loan loss provisions or write downs to fair market value were necessary, and higher assessments for FDIC deposit insurance. The decline in the net interest margin at the Bank was attributable to interest rate cuts by the Federal Reserve Bank throughout 2008, which reduced yields on the Bank’s adjustable-rate loans faster than interest rates declined on the Bank’s deposits, which are our largest source of funds. Unlike the Bank, our finance company’s net interest margin benefited from lower interest rates because its fixed-rate loan portfolio is partially funded by a line of credit indexed to the declining short-term interest rates. In addition, lower interest rates contributed to a 77 percent increase in our mortgage company’s loan originations during the first quarter of 2009 as compared to the first quarter of 2008.”

“Our provisions for loan losses for the first quarter of 2009 were $4.1 million, compared with $2.4 million for the first quarter of 2008,” said Dillon. “In addition, the provision for indemnification losses on loans made by our mortgage company increased to $640,000 in 2009 compared to $5,000 in 2008. Our first quarter 2009 provision for loan losses increased at each of our core business segments compared to the first quarter of 2008. These increases in loss provisions resulted from the continued deterioration of the housing markets and the general economic environment in the United States and our market areas since the first quarter of 2008. While we believe the current reserves in each of

C&F FINANCIAL CORPORATION

Thursday, April 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO

(804) 843-2360

our business segments are adequate to provide for potential loan losses, we constantly monitor our credit risks and may increase reserves in the future based upon changes in our portfolios and general economic conditions.”

“The capital and liquidity positions of the corporation remain strong,” continued Dillon. “We previously announced our participation in the federal government’s Capital Purchase Program in the first quarter of 2009, which further strengthened our already well-capitalized position. It is our intent to responsibly deploy this capital to fund new loan demand in the communities we serve and to assist existing borrowers who may be experiencing difficulty in servicing their debt.”

“The corporation maintained its quarterly dividend at 31 cents per common share in the first quarter of 2009, which resulted in a dividend payout ratio of 76% based on net income available to common shareholders. Until we are able to return to more normal earnings levels, keeping our dividend at its current rate adds very little of our earnings to our capital, thereby limiting how fast we can grow. A more typical payout ratio would be in the 30 to 40 percent range,” concluded Dillon.

Retail Banking Segment. First quarter net income for C&F Bank was $139,000 in 2009 compared to $609,000 in 2008. The decline in 2009 earnings included the effects of (1) margin compression and competition for loans and deposits on net interest income, (2) a higher provision for loan losses attributable to an increase in nonperforming loans, most of which are secured by real estate, the continued slow down in the economy, and loan growth, (3) higher assessments for deposit insurance resulting from the FDIC’s implementation of its amended risk-based assessment system, and (4) higher nonaccrual loan and foreclosed properties expenses primarily resulting from the work-out of the commercial relationships mentioned below.

C&F FINANCIAL CORPORATION

Thursday, April 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO

(804) 843-2360

The Bank’s nonperforming assets have increased to $19.80 million at March 31, 2009 and consist of $18.71 million of nonaccrual loans and $1.09 million of foreclosed properties. The largest components of the Bank’s nonaccrual loans are two commercial relationships aggregating $17.4 million, which are secured by residential real estate. Management believes the Bank has provided adequate loan loss reserves for these loans based on current appraisals of the collateral. The largest component of the Bank’s foreclosed properties is $977,000 of residential properties associated with one commercial relationship. These properties have been written down to their estimated fair value based upon current appraisals less selling costs. Additional properties securing nonaccrual loans totaling $426,000 associated with this relationship are expected to be conveyed to the Bank during the second quarter of 2009 and appropriate losses have been recognized.

Mortgage Banking Segment. First quarter net income for C&F Mortgage Corporation was $817,000 in 2009 compared to $284,000 in 2008. Earnings in 2009 included the effects of lower interest rates on loan origination volume, which increased 76.7 percent, and resulted in gains on sales of loans of $6.54 million in 2009 compared to $3.69 million in 2008. This increase in revenue was offset in part by (1) a 2009 provision for loan losses of $300,000, compared to $227,000 in 2008, (2) a 2009 provision for indemnification losses of $640,000, compared to $5,000 in 2008, and (3) an increase of $1.65 million in principally commission-based personnel costs associated with the increase in loan production. The increases in the indemnification and loan loss provisions

C&F FINANCIAL CORPORATION

Thursday, April 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO

(804) 843-2360

resulted from increased nonperforming loans as a result of continued deterioration of the economy, especially the housing market together with higher unemployment.

Consumer Finance Segment. First quarter net income for C&F Finance Company was $725,000 in 2009 compared to $732,000 in 2008. The consumer finance segment has benefited from the approximate 6.4 percent growth in average consumer finance loans outstanding and the decline in its cost of borrowings in the first quarter of 2009, compared to the first quarter of 2008. However, C&F Finance Company has experienced higher loan charge-offs in 2009 compared to 2008, which in combination with loan growth, has resulted in a $3.10 million provision for loan losses in the first quarter of 2009, compared to $2.05 million in the first quarter of 2008. The higher provision for loan losses resulted in a $320,000 increase in the allowance for loan losses since December 31, 2008, which increased the ratio of the allowance for loan losses to total loans to 7.55 percent at March 31, 2009, compared to 7.31 percent at December 31, 2008. Consumer finance segment originations and charge-offs are directly affected by the increase in unemployment. In addition, the level of charge-offs is affected by the sales prices of repossessed automobiles, which decreased significantly throughout 2008, resulting in higher charge-offs per unit. While we believe our current allowance for loan losses is adequate to absorb probable losses in the loan portfolio, we may make adjustments to our reserve level in the future based upon changes in our portfolio and general economic conditions.

About C&F Financial Corporation. C&F Financial Corporation’s common stock is listed for trading on The Nasdaq Stock Market under the symbol CFFI. The common stock closed at a price of $14.51 per share on Wednesday, April 29,

C&F FINANCIAL CORPORATION

Thursday, April 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO

(804) 843-2360

2009. At March 31, 2009, the book value of the corporation was $21.56 per common share, and the corporation declared a dividend of 31 cents per common share during the first quarter of 2009. The corporation’s market makers include Davenport & Company LLC, FTN Financial Securities Corporation, McKinnon & Company and Scott & Stringfellow, Inc.

C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 20 offices located in Virginia, Maryland, North Carolina, Delaware and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Ohio, Kentucky, Indiana and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Towson, Maryland.

Additional information regarding the corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the corporation’s web site at http://www.cffc.com.

Forward-Looking Statements. Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of the corporation’s management, as well as assumptions made by, and information currently available to, the corporation’s management. These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual results could differ materially from those anticipated by such statements. Factors that could have a

C&F FINANCIAL CORPORATION

Thursday, April 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO

(804) 843-2360

material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: (1) interest rates, (2) general economic and business conditions, including unemployment levels, (3) demand for loan products, (4) the legislative/regulatory climate, (5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) the level of net charge-offs on loans, (8) deposit flows, (9) competition, (10) demand for financial services in the corporation’s market area, (11) technology, (12) reliance on third parties for key services, (13) the real estate market, (14) the corporation’s expansion and technology initiatives, and (15) accounting principles, policies and guidelines. Further, there can be no assurance that the actions taken by the U.S. Treasury and the Federal Reserve Bank will stabilize the U.S. financial system or alleviate the industry or economic factors that may adversely affect the corporation’s business and financial performance. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of this release.

C&F Financial Corporation

Selected Financial Information

(in thousands, except for share and per share data)

Balance Sheets	3/31/09	12/31/08	3/31/08
	(unaudited)		(unaudited)
Interest-bearing deposits with other banks and federal funds sold	$—	$161	$3,504
Investment securities - available for sale at fair value	107,994	100,603	87,302
Loans held for sale, net	62,867	37,042	29,896
Loans, net:
Retail Banking segment	460,697	469,700	433,271
Mortgage Banking segment	3,025	3,540	5,283
Consumer Finance segment	158,360	159,777	153,712
Federal Home Loan Bank stock	3,887	5,284	4,345
Total assets	892,873	855,657	794,550
Deposits	581,614	550,725	533,989
Borrowings	199,009	219,460	176,668
Shareholders’ equity	85,572	64,857	66,075

		For The Quarter Ended
Statements of Income		3/31/09	3/31/08
		(unaudited)
Interest income		$15,437	$15,904
Interest expense		4,185	5,699
Provision for loan losses:
Retail Banking segment		700	120
Mortgage Banking segment		300	227
Consumer Finance segment		3,100	2,050
Other operating income:
Gains on sales of loans		6,543	3,685
Other		2,698	2,383
Other operating expenses:
Salaries and employee benefits		8,916	7,585
Other		5,570	4,468
Income tax expense		399	395
Net income		1,508	1,428
Net income available to common shareholders		1,248	1,428
Earnings per common share - assuming dilution		0.41	0.46
Earnings per common share - basic		0.41	0.47

		For The Quarter Ended
Segment Information		3/31/09	3/31/08
		(unaudited)
Net income - Retail Banking		$139	$609
Net income - Mortgage Banking		817	284
Net income - Consumer Finance		725	732
Net loss - Other and Eliminations		(173)	(197)
Mortgage loan originations - Mortgage Banking		318,897	180,475
Mortgage loans sold - Mortgage Banking		293,072	184,662

		For The Quarter Ended
Average Balances		3/31/09	3/31/08
		(unaudited)
Interest-bearing deposits in other banks and federal funds sold		$39	$1,642
Investment securities - available for sale at fair value		107,076	86,900
Loans held for sale		60,643	27,729
Loans:
Retail Banking segment		472,542	436,364
Mortgage Banking segment		4,317	4,862
Consumer Finance segment		171,440	161,182
Total earning assets		816,057	718,679

Time, checking and savings deposits		478,148	449,374
Borrowings		211,474	169,993
Total interest-bearing liabilities		689,622	619,367
Demand deposits		81,373	79,906
Shareholders' equity		82,743	65,442

Asset Quality	3/31/09	12/31/08	3/31/08
	(unaudited)		(unaudited)
Retail and Mortgage Banking Segments
Nonaccrual loans*-Retail Banking	$18,706	$17,222	$3,221
Nonaccrual loans*-Mortgage Banking	1,551	1,460	1,749
Real estate owned**-Retail Banking	1,090	1,370	226
Real estate owned**-Mortgage Banking	581	596	450

Total nonperforming assets	$21,928	$20,648	$5,646
Accruing loans* past due for 90 days or more	$1,650	$3,517	$774
Total loans*-Retail and Mortgage Banking segments	$471,114	$480,438	$443,516
Allowance for loan losses-Retail and Mortgage Banking segments	$7,392	$7,198	$4,962
Nonperforming assets to loans* and real estate owned	4.64%	4.28%	1.27%
Allowance for loan losses to loans*	1.57%	1.50%	1.12%
Allowance for loan losses to nonaccrual loans*	36.49%	38.53%	99.84%

* Loans exclude Consumer Finance segment loans presented below.
** Real estate owned is recorded at its fair market value less cost to sell.

Consumer Finance Segment
Nonaccrual loans	$663	$798	$958
Accruing loans past due for 90 days or more	$—	$—	$—
Total loans	$171,288	$172,385	$165,183
Allowance for loan losses	$12,928	$12,608	$11,471
Nonaccrual consumer finance loans to total consumer finance loans	0.39%	0.46%	0.58%
Allowance for loan losses to total consumer finance loans	7.55%	7.31%	6.94%

	As Of and For The Quarter Ended
Other Data and Ratios	3/31/09	3/31/08
	(unaudited)
Annualized return on average assets	0.56%	0.73%
Annualized return on average common equity	7.60%	8.73%
Dividends declared per common share	$0.31	$0.31
Common shares purchased	—	600
Average price of purchased common shares	$—	$29.86
Weighted average common shares outstanding - assuming dilution	3,038,774	3,077,447
Weighted average common shares outstanding - basic	3,038,774	3,021,978
Market value per common share at period end	$14.45	$27.60
Book value per common share at period end	$21.56	$21.85
Price to book value ratio at period end	0.67	1.26
Price to earnings ratio at period end (ttm)	10.86	10.91